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                                  EXHIBIT 11.1

              Statement Regarding Computation of Per Share Earnings
                      (In millions, except per share amounts )

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
                                                               Quarter Ended March 31,
                                                            -------------------------------
                                                                2000             1999
                                                            --------------   --------------
Net income                                                    $ 57.9           $ 35.0


Weighted average number of common shares
outstanding during each year - basic                            91.4             94.0

Weighted average number of common shares
and common stock equivalents outstanding during
each year -  diluted                                            92.5             96.4
                                                       --------------   --------------


Basic earnings per  share                                     $ 0.63           $ 0.37
                                                       --------------   --------------


Diluted earnings per share                                    $ 0.63           $ 0.36
                                                       --------------   --------------

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